James J. Taylor
                          Certified Public Accountant




                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



United States Securities
and Exchange Commission
Washington, D.C.


Dear Sirs:

I/We hereby consent to the use in Amendment No. 5 to the Registration Statement on Form SB-2 of my audit report dated November 14, 2001 relating to the financial statements of Nannaco, Inc., which appear in such Registration Statement. I also consent to the references to us under the heading "Experts" in such Registration Statement.


                                      Sincerely yours,


                                      /s/ James J. Taylor
                                      -------------------
                                      James J. Taylor,
                                      Certified Public Accountant

December 5, 2001


             555 IH 35 South, Suite 312 * New Braunfels, Texas 78130
                   Telephone(830)624-0100 * Fax (830)624-0300
                     e-mail address: james_j_taylor@msn.com